Exhibit 8.2

BLAKE, CASSELS & GRAYDON LLP

BARRISTERS & SOLICITORS | PATENT & TRADE-MARK AGENTS	Box 25, Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5L 1A9 Deliveries: 28th Floor Telephone: 416.863.2400 Facsimile: 416.863.2653 www.blakes.com Reference: 58693/68
September 28, 2005

DELIVERED

CIT Group Funding Company of Canada

CIT Group Inc.

Dear Sirs:

We have acted as Canadian counsel to CIT Group Funding Company of Canada (“CIT Group Funding Company”), a corporation incorporated under the laws of Nova Scotia, in connection with the preparation of its Form S-4 Registration Statement, filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933 on September 28, 2005 (the “Registration Statement”), relating to CIT Group Funding Company’s offer to exchange any and all US$1,000,000,000 4.65% Senior Notes due July 1, 2010 and US$700,000,000 5.20% Senior Notes due June 1, 2015 issued pursuant to a private offering on May 31, 2005 pursuant to the terms set forth in the Registration Statement. For the purposes of this opinion, capitalized terms used and not otherwise defined herein have the meaning ascribed thereto in the Registration Statement.

We have participated in the preparation of the discussion in the Registration Statement set forth in the section entitled “Certain Canadian Federal Income Tax Considerations”. The discussion contained under that caption, so far as it relates to Canadian federal income tax consequences, constitutes our opinion as of the date hereof subject to the qualifications, limitations and assumptions expressed therein.

We express our opinions herein only as to matters specifically set forth above and no opinion should be inferred as to any other tax consequences under any provincial, local or foreign law, or with respect to other areas of Canadian federal income taxation. We do not express any opinion herein concerning any law other than the federal law of Canada specifically referred to above.

We hereby consent to the reference to our firm name in the Registration Statement.

Yours truly,
/s/ BLAKE, CASSELS & GRAYDON LLP
BLAKE, CASSELS & GRAYDON LLP

JWO/cvs

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